EXHIBIT 10.1

November 5, 2012

National Securities Corporation

120 Broadway, Suite 2740

New York, NY 10271

Re:

Lock-Up Agreement (this “Agreement”)

Dear Sirs:

As Seen on TV, Inc., a Florida corporation (the “Company”), has entered into a placement agency agreement with National Securities Corporation (the “Placement Agent”) to conduct a private placement of between $3,003,000 and $7,007,000 (not including the over-allotment option) of units consisting of shares of the Company’s common stock (“Common Stock”) and warrants to purchase Common Stock (the “Financing Transaction”).

You are a holder (a “Holder”) of shares of Common Stock (and, if applicable, stock options or warrants to purchase Common Stock).

It is essential to the success of the Financing Transaction that the Company and the Placement Agent can give comfort to potential investors that the “after market” for the Common Stock will not be disrupted by a very substantial block of shares being sold in an inappropriate fashion.

By signing and returning this Agreement in the manner indicated below, the undersigned hereby agrees that, without the prior written consent of the Placement Agent, it will not, during the period commencing on the date of the initial closing of the Financing Transaction and ending on such date that investors in the Financing Transaction have the ability to sell or transfer the Common Stock pursuant to Rule 144 or an effective registration statement (the “Initial Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities of the Company which are substantially similar to the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

Notwithstanding the foregoing sale restrictions above, (1) you may sell the 133,750 shares of Common Stock acquired by you in connection with the October 2011 debt conversion; (2) you may sell your shares of Common Stock prior to the termination of this Agreement as part of a registered underwritten secondary public offering conducted by the Company, subject, however, to the sole determination of the lead underwriter of such public offering; and (3) you may transfer shares of Common Stock or any security convertible into Common Stock as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (2), each donee or distributee shall sign and deliver to the Placement Agent a lock-up letter substantially in the form of this letter.

By signing and returning this Agreement, you further (i) represent and consent that you have full power and authority to enter into this Agreement and that, upon request, you will execute any additional documents necessary or desirable in connection with this Agreement and its enforcement; and (ii) understand that this Agreement is irrevocable by you, all authority herein conferred by you or agreed to be conferred by you shall survive your death or incapacity, and any of your obligations hereunder shall be binding on you and your heirs, personal representatives, successors and assigns.

In order to enable the aforesaid covenant to be enforced, you hereby consent to the placing of a legend and/or stop-transfer order with the transfer agent of the Common Stock with respect to any of the shares registered in your name or beneficially owned by you.

Whether the Financing Transaction actually occurs depends on a number of factors. Notwithstanding the foregoing, this Agreement will not be effective until the date of the initial closing of the Financing Transaction.  If and at such time it is effective, this Agreement shall supersede any previously executed Lock-Up Agreement, by and between the Company and the undersigned, and such previous Lock-Up Agreement shall be terminated and of no further force or effect.

Accordingly, to evidence your agreement to the terms hereof, please date, sign and return this Agreement to the Company by courier, Federal Express, fax or e-mail no later than the close of business on November 8, 2012.  If you return your signed Agreement to the Company by fax or e-mail, please promptly mail thereafter the executed copy of this Agreement to the Company.

Acknowledged and Agreed
this 8th day of November, 2012:

/S/ STEVE ROGAI
Signature

Steve Rogai
Name

Entity (if any)

Title (if Shares held by Entity)

RETURN TO THE COMPANY BY FAX: AT (727) 330-7843

OR E-MAIL AT:  aswaim@tvgoodsinc.com

-AND-

BY FEDERAL EXPRESS OR OVERNIGHT COURIER TO:

As Seen on TV, Inc.

14044 Icot Boulevard
Clearwater, Florida 33760
Attention:  Mr. Steven Rogai, CEO

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